Exhibit 10.20

AMENDMENT TO

UNITIL CORPORATION TAX DEFERRED SAVINGS AND INVESTMENT PLAN

WHEREAS, Unitil Corporation (the “Employer”) sponsors the Unitil Corporation Tax Deferred Savings and Investment Plan (the “Plan”); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan to modify (i) the in-service hardship withdrawal provision to reflect both elected optional provisions and required provisions of final Treasury regulations issued in September 2019; and (ii) the definitions of Fail Safe Contribution and Qualified Matching Contributions;

NOW, THEREFORE, the Plan is hereby amended, effective for hardship distributions on or after January 1, 2020, except as otherwise set forth herein, as follows:

1.	Effective January 1, 2020, Section 1.12 of the Plan is amended by deleting said section in its entirety and substituting the following in lieu thereof:

“1.12

“FAIL-SAFE CONTRIBUTION” shall mean a qualified nonelective contribution which is a contribution (other than matching contributions or Qualified Matching Contributions (within the meaning of Section 10.2)) made by the Employer and allocated to Participants’ Accounts that the Participants may not elect to receive in cash until distribution from the Plan; that is nonforfeitable when allocated to a Participant’s Account, and subject to the distribution limitations under Treasury Regulation Section 1.401(k)-1(d) of the Code.”

2.	Section 8.2 of the Plan is amended by adding the following to the end thereof:

“Not withstanding the foregoing to the contrary, all of the following special rules shall apply:

(A)

A Participant shall not be prohibited from making elective deferrals (within the meaning of Section 4.1) or any after-tax contributions (within the meaning of Section 4.5) to the Plan, and all other plans maintained by the Employer (except as otherwise provided in such plans), after a hardship distribution.

(B)

Effective for distributions on or after January 14, 2019 (or, if later, the date the Plan commenced using John Hancock Retirement Plan Services, LLC hardship distribution forms), the reason set forth in subsection (f) above shall instead be determined as follows: (f) repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income, and determined without regard to Section 165(h)(5) of the Code).

(C)	The standard for determining whether a hardship distribution is necessary to satisfy an immediate and heavy financial need is changed to the following:

(1)	The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

(2)	The Participant has obtained all currently available distributions (including distributions of ESOP dividends under Section 404(k) of the Code), but not hardship distributions, under the Plan and all other plans of deferred compensation, whether qualified or nonqualified, maintained by the Employer, and all nontaxable (at the time of the loan) loans currently available under the Plan; and

(3)

The Participant represents, in accordance with procedures established by the Administrator, that he has insufficient cash or other liquid assets reasonably available to satisfy the financial need. The Administrator may rely on the Participant’s representation unless the Administrator has actual knowledge to the contrary.”

3.	Effective January 1, 2020, Section 10.2(a) of the Plan is amended by deleting the second paragraph thereof in its entirety and substituting the following in lieu thereof:

“For purposes of this Section, “Qualified Matching Contributions” shall mean matching contributions that are nonforfeitable, and subject to the distribution limitations under Treasury Regulation Section 1.401(k)-1(d) of the Code, when allocated to Participants’ Accounts under the Plan.”

4.	Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the 28th day of October 2020.

UNITIL CORPORATION

By:	/s/ Robert B. Hevert

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